EXHIBIT 10.36


     Smith Corona Corporation Hourly Employees' Retirement Plan and
      SCM Office Supplies, Inc. Salaried Employees' and Hourly
                     Employees' Retirement Plan.

               THE SMITH CORONA CORPORATION HOURLY
                    EMPLOYEES' RETIREMENT PLAN

                               and

                    SCM OFFICE SUPPLIES, INC.
            SALARIED EMPLOYEES' AND HOURLY EMPLOYEES'
                         RETIREMENT PLAN



        (As Amended And Restated As Of December 31, 1995)
                        TABLE OF CONTENTS

                                                             Page

FORWARD. . . . . . . . . . . . . . . . . . . . . . . . . . . . v

ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 1
    "Act". . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    "Actuary". . . . . . . . . . . . . . . . . . . . . . . . . 1
    "Actuarial Equivalent" . . . . . . . . . . . . . . . . . . 1
    "Additional Benefit" . . . . . . . . . . . . . . . . . . . 1
    "Board of Directors" . . . . . . . . . . . . . . . . . . . 1
    "Break-in-Service" . . . . . . . . . . . . . . . . . . . . 1
    "Break-in-Service Rules" . . . . . . . . . . . . . . . . . 2
    "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . 2
    "Committee". . . . . . . . . . . . . . . . . . . . . . . . 2
    "Company". . . . . . . . . . . . . . . . . . . . . . . . . 2
    "Credited Service" . . . . . . . . . . . . . . . . . . . . 2
    "Employee" . . . . . . . . . . . . . . . . . . . . . . . . 3
    "Hours of Service" . . . . . . . . . . . . . . . . . . . . 3
    "Leave of Absence" . . . . . . . . . . . . . . . . . . . . 3
    "Member" . . . . . . . . . . . . . . . . . . . . . . . . . 3
    "Normal Retirement Date" . . . . . . . . . . . . . . . . . 3
    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    "Plan Year". . . . . . . . . . . . . . . . . . . . . . . . 4
    "Predecessor Plan" . . . . . . . . . . . . . . . . . . . . 4
    "Prior Plan" . . . . . . . . . . . . . . . . . . . . . . . 4
    "Qualified Joint and Survivor Annuity" . . . . . . . . . . 4
    "Required Beginning Date". . . . . . . . . . . . . . . . . 4
    "Total and Permanent Disability" . . . . . . . . . . . . . 4
    "Trust Agreement". . . . . . . . . . . . . . . . . . . . . 4
    "Trustee". . . . . . . . . . . . . . . . . . . . . . . . . 4
    "Trust Fund" . . . . . . . . . . . . . . . . . . . . . . . 5
    "Year of Service". . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II

MEMBERSHIP IN THE PLAN . . . . . . . . . . . . . . . . . . . . 6
    Section 2.1.  Members on December 31, 1993.. . . . . . . . 6
    Section 2.2.  Eligible Employees on and after
                  January 1, 1994. . . . . . . . . . . . . . . 6
    Section 2.3.  Transfer of Salaried Employee. . . . . . . . 6
    Section 2.4.  Coverage by Another Plan . . . . . . . . . . 6
    Section 2.5.  SCM Office Supplies, Inc. Members. . . . . . 6

ARTICLE III

CREDITED SERVICE . . . . . . . . . . . . . . . . . . . . . . . 7
    Section 3.1.  Credited Service . . . . . . . . . . . . . . 7
    Section 3.2.  Leave of Absence . . . . . . . . . . . . . . 7
    Section 3.3.  Military Service . . . . . . . . . . . . . . 7

ARTICLE IV

TIME OF RETIREMENT . . . . . . . . . . . . . . . . . . . . . . 8
    Section 4.1.  Normal Retirement. . . . . . . . . . . . . . 8
    Section 4.2.  Early Retirement . . . . . . . . . . . . . . 8
    Section 4.3.  Postponed Retirement . . . . . . . . . . . . 8
    Section 4.4.  Total and Permanent Disability
                  Retirement . . . . . . . . . . . . . . . . . 8
    Section 4.5.  Written Request. . . . . . . . . . . . . . . 8

ARTICLE V

RETIREMENT BENEFITS. . . . . . . . . . . . . . . . . . . . . . 9
    Section 5.1.  Benefit Amount . . . . . . . . . . . . . . . 9
    Section 5.2.  Member's Contributions to Predecessor
                  Plans (Additional Benefit) . . . . . . . .  10
    Section 5.3.  Retirement Benefits. . . . . . . . . . . .  11
    Section 5.4.  Total and Permanent Disability
                  Retirement Benefit . . . . . . . . . . . .  13
    Section 5.5.  Election to Reject the Qualified Joint
                  and Survivor Annuity . . . . . . . . . . .  13
    Section 5.6.  Optional Forms of Payment. . . . . . . . .  14
    Section 5.7.  Termination of Service Other Than By
                  Death. . . . . . . . . . . . . . . . . . .  15
    Section 5.8.  Payment of Retirement Benefits . . . . . .  17
    Section 5.9.  Forfeitures. . . . . . . . . . . . . . . .  17
    Section 5.10. Reemployment . . . . . . . . . . . . . . .  17
    Section 5.11. Payment of Small Amounts . . . . . . . . .  17
    Section 5.12. Death Benefit for Certain Members. . . . .  17
    Section 5.13. Pre-Benefit Commencement Survivor Option
                  for Vested Terminated Members. . . . . . .  21
    Section 5.14. Commencement of Retirement Benefits. . . .  23
    Section 5.15. Restriction on Benefit Suspension. . . . .  24

ARTICLE VI

TOTAL AND PERMANENT DISABILITY . . . . . . . . . . . . . . .  25
    Section 6.1.  Determination of Total and Permanent
                  Disability . . . . . . . . . . . . . . . .  25
    Section 6.2.  Review by the Committee. . . . . . . . . .  25

ARTICLE VII

FUNDING OF BENEFITS. . . . . . . . . . . . . . . . . . . . .  26
    Section 7.1.  Cost of Plan . . . . . . . . . . . . . . .  26
    Section 7.2.  Source of Payments . . . . . . . . . . . .  26
    Section 7.3.  Timing and Contingent Nature of
                  Contributions. . . . . . . . . . . . . . .  26
    Section 7.4.  Exclusive Benefit; Refund of
                  Contributions. . . . . . . . . . . . . . .  26

ARTICLE VIII

ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . .  28
    Section 8.1.  Appointment of the Committee . . . . . . .  28
    Section 8.2.  Committee Action . . . . . . . . . . . . .  28
    Section 8.3.  Powers of the Committee. . . . . . . . . .  28
    Section 8.4.  Lawsuits . . . . . . . . . . . . . . . . .  29

ARTICLE IX

NONALIENATION OF BENEFITS. . . . . . . . . . . . . . . . . .  30
    Section 9.1.  Rights Inalienable . . . . . . . . . . . .  30
    Section 9.2.  Effect of Attempted Alienation . . . . . .  30

ARTICLE X

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 10.1.  No Implied Rights . . . . . . . . . . . .  31
    Section 10.2.  Interpretation of Plan. . . . . . . . . .  31
    Section 10.3.  Disappearance of Person Entitled to
                   Payment . . . . . . . . . . . . . . . . .  31
    Section 10.4.  Limit on Benefits . . . . . . . . . . . .  31
    Section 10.5.  Payment Due on Incompetent. . . . . . . .  33
    Section 10.6.  Invalidity of Certain Provisions. . . . .  34

ARTICLE XI

AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . .  35
    Section 11.1.  Right Reserved to Amend and Terminate . .  35
    Section 11.2.  No Obligation on the Company after
                   Termination . . . . . . . . . . . . . . .  35
    Section 11.3.  Rights of Successor . . . . . . . . . . .  35
    Section 11.4.  Disposition of Fund on Termination. . . .  36
    Section 11.5.  Merger, Consolidation or Transfer . . . .  39

ARTICLE XII

TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . .  40
    Section 12.1.  Purpose and Limited Application of this
                   Article . . . . . . . . . . . . . . . . .  40
    Section 12.2.  Additional Definitions. . . . . . . . . .  40
    Section 12.3.  Effect of the Plan's Becoming Top-heavy .  42
    Section 12.4.  Effect of Change in Pertinent
                   Legislation or Regulation . . . . . . . .  43

ARTICLE XIII . . . . . . . . . . . . . . . . . . . . . . . .  44

TREASURY DEPARTMENT LIMITATIONS. . . . . . . . . . . . . . .  44
    13.1   Early Termination:. . . . . . . . . . . . . . . .  44

ARTICLE XIV. . . . . . . . . . . . . . . . . . . . . . . . .  46

DIRECT ROLLOVER DISTRIBUTIONS. . . . . . . . . . . . . . . .  46
    14.1 Purpose and Limited Application of this Article . .  46
    14.2 Definitions . . . . . . . . . . . . . . . . . . . .  46

                             FORWARD


         The SCM Hourly (Fixed Benefit) Pension Plan ("Prior Plan") was amended and restated in its entirety as of January 1, 1985, and covered employees at various locations. As so restated, the Prior Plan applied to, amongst others, eligible hourly employees of Smith Corona Corporation (located at Cortland, New York) and eligible hourly employees of Hulse Manufacturing Company, a wholly owned subsidiary of Smith Corona Corporation (located at Geneva, New York).

         Effective January 1, 1987, Smith Corona Corporation adopted the Smith Corona Corporation Hourly Employees' Retirement Plan ("Successor Plan") for the benefit of its hourly employees, as well as, the hourly employees of Hulse Manufacturing Company and, simultaneously therewith, the assets and liabilities respecting all such hourly employees and former hourly employees were "spun-off" from the Prior Plan and transferred to the Successor Plan. The "spin-off" was accomplished pursuant to
Section 414(1) of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder. As of July 28, 1989, Smith Corona Corporation became a public company with an offering of its common stock on the New York Stock Exchange.

         Effective as of January 1, 1989, the Smith Corona Corporation further amended and restated the Successor Plan by dividing this single plan into two plan documents, namely, one text covering the hourly employees of Smith Corona Corporation (at Cortland) entitled "The Smith Corona Corporation Hourly Employees' Retirement Plan" and one text covering the hourly employees of Hulse Manufacturing Company (at Geneva) entitled "The Hulse Manufacturing Company Hourly Employees' Retirement Plan." The restated plan texts were designed principally to comply with changes in applicable law, including without limitation, the Tax Reform Act of 1986, as amended. Hulse Manufacturing Company closed its only plant in Geneva, N.Y. and currently it has no employees.

         Subject to approval from the Internal Revenue Service and effective as of January 1, 1994, the Smith Corona Corporation Hourly Employees' Retirement Plan ("Plan") was again amended and restated to comply with all applicable law. The Plan, as amended and restated effective as of January 1, 1994, received a favorable determination letter from the Internal Revenue Service dated July 26, 1995.

         SCM Office Supplies, Inc. is a wholly-owned subsidiary of Smith Corona Corporation. SCM Office Supplies, Inc. maintained two qualified retirement plans for the benefit of its employees, namely, SCM Office Supplies, Inc. Salaried Employees' Retirement Plan, as amended and restated as of January 1, 1994 and SCM Office Supplies, Inc. Hourly Employees' Retirement Plan, as amended and restated as of May 1, 1990. The SCM Office Supplies, Inc. Salaried Employees' Retirement Plan, as amended and restated as of January 1, 1994 received a favorable determination letter from the Internal Revenue Service dated October 13, 1995 and the SCM Office Supplies, Inc. Hourly Employees' Retirement Plan, as amended and restated as of May 1, 1990 received a favorable determination letter from the Internal Revenue Service dated January 28, 1993. On July 5, 1994, all of the assets of SCM Office Supplies, Inc. were sold and all of the employees of SCM Office Supplies, Inc. were terminated. As a result of such asset sale, there were no new members in either plan and all benefits under each such plan ceased to accrue as of the asset sale date. Effective as of December 31, 1995, both the SCM Office Supplies, Inc. Salaried Employees' Retirement Plan and the SCM Office Supplies, Inc. Hourly Employees' Retirement Plan were merged with and into the Plan. As a result of such merger, the Plan was amended and restated effective as of December 31, 1995.

         Except as otherwise specifically provided herein, the terms of this restated Plan shall apply to hourly employees employed by Smith Corona Corporation at Cortland, New York with an Hour of Service on or after December 31, 1995 and who are or become Members on or after December 31, 1995 and to members of the merged plans maintained by SCM Office Supplies, Inc.

                            ARTICLE I

                           DEFINITIONS


         The following words and phrases used herein shall have the meaning set forth below unless the content otherwise requires:

         "Act" means the Employee Retirement Income Security Act of 1974, as amended.

         "Actuary" means the actuary appointed by the Board of Directors or an authorized official of the Company.

         "Actuarial Equivalent" means a benefit whose actuarial value, as of the determination date, is equal to the actuarial value of the benefit for which it is substituted, both values being based on a mortality table and interest rate. For this purpose, the mortality table applicable to Members shall be the Unisex 1984 Mortality Table using 80% of the rates thereunder, the mortality table applicable to spouses or designated beneficiaries shall be the Unisex 1984 Mortality Table using 80% of the rates thereunder with a three (3) year setback. The interest rate shall be an effective annual rate of five percent (5%).

         "Additional Benefit" means the retirement income payable to a Member who made contributions to the predecessor plan and retains his contributions in the Plan as provided by
Section 5.2 of Article V.

         "Board of Directors" means the Board of Directors of Smith Corona Corporation.

         "Break-in-Service" means any calendar year in which an Employee does not complete more than 500 Hours of Service. A Leave of Absence shall not be considered a Break-in-Service. For purposes of determining whether an Employee has incurred a one-year Break-in-Service in a 12-month computation period beginning on or after January 1, 1985, there shall be taken into account as Hours of Service, in addition to Hours of Service otherwise required to be recognized, each hour that the Employee is absent from work because of the pregnancy of the Employee, because of the birth of a child of the Employee, because of the placement of a child with the Employee in connection with the adoption of the child thereby, or for purposes of caring for such child for a period beginning immediately following such birth or placement; provided, however, that (i) not more than 501 Hours of Service shall be so credited by reason of any single pregnancy, birth or placement and (ii) no Hours of Service shall be so credited for any such absence that began before January 1, 1985. The hours for which Hours of Service shall be so credited are the hours with respect to which the Employee would have been credited with Hours of Service except for the absence (or, if such hours cannot be determined, eight hours per day of absence). Such Hours of Service shall be credited for the (i) 12-month computation period in which the absence begins if the individual is prevented from incurring a one-year Break-in-Service for such 12-month computation period solely because of the Hours of Service so credited, or (ii) in any other case, the immediately following 12-month computation period. No Hours of Service shall be so credited hereunder unless the Employee furnishes to the Committee such timely information as may be reasonably required by the Committee to establish (i) that the absence from work is one for which Hours of Service are to be credited, and (ii) the number of days for which there was such an absence.

         "Break-in-Service Rules" (Post-January 1, 1976). All Years of Service shall be included in computing a Member's Credited Service provided the Member completes one Year of Service before his pre-break and post-break service is aggregated, and further provided that if a Member who has no vested interest in his retirement income

         (i)  has one or more consecutive one-year
Breaks-in-Service occurring in the period 1976 through 1984, or

        (ii) after 1984 has the fifth of five or more consecutive one-year Breaks-in-Service,

and the number of such consecutive one-year Breaks-in-Service equals or exceeds the aggregate number of Years of Service to the credit of such Member at the beginning of the first of such consecutive one-year Breaks-in-Service (disregarding Years of Service that were lost as a result of the application of the Break-in-Service Rules with respect to a prior Break-in-Service), Credited Service shall not include such Years of Service occurring prior to the first of such consecutive one-year Breaks-in-Service.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Smith Corona Corporation Pension Committee, appointed by the Board of Directors or its delegate and after the merger of the SCM Office Supplies, Inc. Salaried Employees' Retirement Plan and the SCM Office Supplies, Inc. Hourly Employees' Retirement Plan, it replaces the Retirement Committee, and Pension Committee, respectively, appointed under those plans prior to December 31, 1995.

         "Company" means Smith Corona Corporation.

         "Credited Service" means Years of Service rendered by a Member subject to the applicable Breaks-in-Service Rules for which retirement benefits are accrued or other rights established, determined in accordance with the provisions of
Article III, Section 3.1 of the Plan. Any fraction of a Year of Service occurring during a Member's first or last calendar year of participation shall be considered a full year of Credited Service regardless of the number of Hours of Service during the calendar year, except for purposes of determining eligibility and benefits under Section 5.7 of Article V. Credited Service shall end on the earliest of the Member's termination of employment or his actual retirement date, except as provided by Article III, Sections 3.2 and 3.3, nor shall the total amount of Credited Service for any Member exceed 35 years as provided by Article V,
Section 5.1.

         "Employee" means any person who is employed by the Company as a member of a group of hourly employees excluding any "leased employee" within the meaning of Section 414(n)(2) of the Code.

         "Hours of Service" means the actual time period in which an Employee is directly or indirectly compensated, or entitled to payment, by the Company or an affiliate for the performance of duties or for other reasons, such as vacation, sickness, holidays, disability or Leaves of Absence, and each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company or an affiliate at the rate of 8 hours per day. For this purpose, affiliate means any corporation, partnership or other entity which is a member of a control group of corporations within the meaning of Section 414(b) of the Code, any trade or business under common control within the meaning of Section 414(c) of the Code, or an affiliated service group within the meaning of Section 414(m) or
(o) of the Code, regardless of whether such entity has adopted the Plan. Each Hour of Service shall be credited to the applicable computation period in accordance with Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations, which are hereby incorporated by reference. Hours of Service shall be determined by using the equivalency based on periods of employment as provided in Section 2530.200b-3(e)(1)(iv) of the U.S. Department of Labor Regulations, which is hereby incorporated by reference.

         "Leave of Absence" means an absence or interruption of employment approved by the Board of Directors or its delegate under uniform and nondiscriminatory rules and procedures. A Leave of Absence and absence due to military service or other approved leaves shall be included in Credited Service as specified in Article III, Sections 3.2 and 3.3.

         "Member" means an Employee who is a member of the Plan as provided in Article II hereof.

         "Normal Retirement Date" means the first day of the calendar month next succeeding the 65th birthday of the Member.

         "Plan" means the Smith Corona Corporation Hourly Employees' Retirement Plan up to December 30, 1995 and on and after December 31, 1995 means the Smith Corona Corporation Hourly Employees' Retirement Plan and SCM Office Supplies, Inc. Salaried and Hourly Employees' Retirement Plan, as described herein and as from time to time amended.

         "Plan Year" means each year during which the Plan is in effect commencing January 1 and ending December 31 of such year.

         "Predecessor Plan" means the SCM Corporation Retirement
Plan for Hourly-Rated Employees effective January 1, 1964 or the
Employee Retirement Plan of Smith-Corona, Inc. or both.

          "Prior Plan" means The Smith Corona Corporation Hourly
Employees' Retirement Plan, as amended and restated as of January
1, 1989.

         "Qualified Joint and Survivor Annuity" means monthly payments for life of the Member with 50% of the amount of such payments to continue for the life of his spouse. The Qualified Joint and Survivor Annuity shall be the actuarial equivalent of a life annuity with 60 installments guaranteed for the life of the Member.

         "Required Beginning Date" means (a) except as provided in IRS Notice 89-42, with respect to a Member who attains age 70 1/2 on or after January 1, 1988 and with respect to a Member who is a 5% owner (as defined in Section 416(i)(1)(B) of the Code), the April 1 of the year following the calendar year in which the Member attains 70 1/2 years of age and (b) with respect to a Member who attained age 70 1/2 before January 1, 1988 (other than a 5% owner), the April 1 of the calendar year following the calendar year in which the Member actually retires.

         "Total and Permanent Disability" means presumed permanent incapacity occurring while an Employee is a Member, and resulting in his being unable to engage in any regular gainful employment or occupation by reason of any medically demonstrable physical or mental condition, excluding however, any incapacity which (1) was contracted, suffered or incurred while engaged in, or resulted from his having engaged in a felonious enterprise; or
(2) consists of chronic alcoholism or addiction to narcotics; or
(3) results from an intentionally self-inflicted injury; or (4) results from service in the Armed Forces of any country.

         "Trust Agreement" means the agreement between SCM
Corporation and the Trustee as amended from time to time pursuant to which the Trust Fund is administered.

         "Trustee" means the Marine Midland Bank, 120 Broadway, New York, New York 10015, up to December 31, 1989 and effective January 1, 1990, the Continental Illinois National Bank and Trust Company of Chicago (currently named CTC Illinois Trust Company), 231 South La Salle Street, Chicago, Illinois 60697, or successor trustees thereunder.

         "Trust Fund" means the assets held under the Trust
Agreement.

         "Year of Service" means the completion of 1,000 Hours of Service in a complete calendar year, or such lesser amount as provided for any fractional year occurring during Member's first or last year of participation, or as provided by Section 5.7 of
Article V.

         Words of the masculine gender include the feminine and the neuter, and may refer to a corporation or firm, or to a board or other body or assemblage of persons; and, when the sense so indicates, words of the neuter gender may refer to any gender.

                            ARTICLE II

                      MEMBERSHIP IN THE PLAN


         Section 2.1.  Members on December 31, 1993.  Each
Employee who was a Member of the Prior Plan on December 31, 1993 shall continue as a Member of the Plan as amended and restated as of January 1, 1994.

         Section 2.2.  Eligible Employees on and after
January 1, 1994. Any other person who is or becomes an Employee on or after January 1, 1994 shall become Member immediately upon employment or upon attaining age 21, if later.

         Section 2.3.  Transfer of Salaried Employee.  If any
employee who is a member of the Smith Corona Corporation Salaried
Employees' Retirement Plan shall become, by transfer, an Employee under this Plan, he shall become a Member on the terms and conditions set forth in Section 2.2 of this Article II.

         Section 2.4. Coverage by Another Plan. If a Member becomes a member of, active participant in or eligible for coverage under another nongovernmental plan or scheme which provides pension or retirement benefits to which the Company contributes (other than the Smith Corona Corporation Retirement Savings and Investment Plan) he shall, for all purposes of this Plan, be deemed to be a Member whose Credited Service is not recognized under this Plan until he ceases to be a member of, active participant in or eligible for coverage under such other plan, subject, however, to the provisions herein contained relating to Breaks-in-Service, termination of employment, and integration with another plan to which the Company contributes.

         Section 2.5. SCM Office Supplies, Inc. Members. Effective with the merger of the SCM Office Supplies, Inc. Salaried Employees' Retirement Plan and the SCM Office Supplies, Inc. Hourly Employees' Retirement Plan with and into the Plan as of December 31, 1995, retirees and former employees with vested benefits under the merged plans shall be deemed Members under the Plan where appropriate.

                           ARTICLE III

                         CREDITED SERVICE


         Section 3.1. Credited Service. Except as otherwise provided in Sections 3.2 and 3.3 of this Article III, a Member shall receive one year of Credited Service for each calendar year during which he was a Member of the Plan and compensated for at least 1,000 Hours of Service, provided, however, that he shall receive one year of Credited Service for the calendar year in which he becomes a Member of the Plan and one year of Credited Service for the calendar year in which he retires, where retirement under Article IV occurs on other than January 1, regardless of the number of Hours of Service, except for purposes of computing a benefit and determining eligibility under Section
5.7 of Article V. In no event shall the total amount of Credited Service for any Member exceed 35 years.

         Section 3.2. Leave of Absence. The Break-in-Service Rules shall govern the determination of Credited Service, except that Leaves of Absence granted by the Committee, not in excess of two years, on account of illness or accident, shall not be considered as a Break-in-Service except in cases where the Member fails to return immediately after he has recovered from such illness or accident.

         Section 3.3. Military Service. A Member's service in the armed forces of the United States of America shall not be considered as a Break-in-Service provided that within 90 days after he is first eligible for discharge or separation from such service he shall indicate his desire for reemployment and shall not fail to accept reemployment when offered him by the Company.

                            ARTICLE IV

                        TIME OF RETIREMENT


         Section 4.1. Normal Retirement. Unless entitled to early retirement, under Section 4.2 of this Article IV, postponed retirement under Section 4.3 of this Article IV, or Total and Permanent Disability retirement under Section 4.4 of this Article IV, a Member shall retire on his Normal Retirement Date.

         Section 4.2. Early Retirement. The early retirement date is a) the first day of any month after a Member has reached his 55th birthday and has attained at least fifteen (15) years of Credited Service; or b) if he was in the employ of the Company on July 1, 1972, the first day of any month after he has attained his 60th birthday, regardless of the number of his years of Credited Service. He may retire on the first day of any calendar month prior to his Normal Retirement Date. A written notice must be filed with the Committee at least one month prior to the early retirement date selected.

         Section 4.3. Postponed Retirement. The postponed retirement date is the first day of any month after the Normal Retirement Date. A written notice must be filed with the Committee at least one month prior to the postponed retirement date selected.

         Section 4.4.  Total and Permanent Disability
Retirement. A Member who becomes totally and permanently disabled prior to attaining age 65 and who at the time of becoming totally and permanently disabled has completed at least ten (10) years of Credited Service and is not eligible for early retirement under Section 4.2 of this Article IV, shall be eligible for a total and permanent disability retirement benefit as provided in Section 5.4 of Article V.

         Section 4.5.  Written Request.  Benefits under this
Plan shall be payable only after the Member applies in writing therefore on a form prescribed by the Committee.

                            ARTICLE V

                       RETIREMENT BENEFITS


         Section 5.1.  Benefit Amount.  (a)  Benefits for
Members who are Employees of the Company shall be determined with reference to such Member's Benefit Base, which shall be a monthly retirement benefit for life with 60 payments guaranteed commencing at the end of the month in which the Member's Normal Retirement Date occurs and is equal to the product of the number of years of Credited Service times $13.00. The maximum number of years of Credited Service which will be taken into account in determining the amount of such Member's retirement benefits is 35 years. A Member's Benefit Base for retirements prior to December 31, 1995 shall be calculated in accordance with the formula in effect at the time of retirement.

         (b) Benefits for Members who were members of the SCM Office Supplies, Inc. Hourly Employees' Retirement Plan prior to December 31, 1995 shall be equal to their accrued benefits under said plan payable from the Trust Fund under this Plan. The amount of such retirement benefits shall be determined with reference to such member's Benefit Base, which shall be a monthly retirement benefit for life commencing at the first day of the month in which the Member's Normal Retirement Date occurs or occurred. It shall be equal to Benefit Base in effect on the member's retirement or other termination of employment based on the following:

         (i)   Benefit Base effective May 1, 1988
               The number of years of Credited Service
               times $12.00

         (ii)  Benefit Base effective May 1, 1990
               The number of years of Credited Service
               times $13.00

         (iii) Benefit Base effective May 1, 1991
               The number of years of Credit Service times
               $13.50

         (iv)  Benefit Base effective May 1, 1992
               The number of years of Credit Service times
               $14.00

         (v)   Benefit Base effective May 1, 1993
               The number of years of Credit Service times
               $15.00

         (vi)  Benefit Base effective May 1, 1994
               The number of years of Credit Service times
               $16.00

         (vii) Benefit Base effective May 1, 1995
               The number of years of Credit Service times
               $17.00

For Members hired on or after May 1, 1985, the maximum number of years of Credited Service which will be taken into account in determining the amount of such Member's retirement benefits is 30 years.

         (c) Benefits for Members who were members of the SCM Office Supplies, Inc. Salaried Employees' Retirement Plan prior to December 31, 1995 shall be equal to their accrued benefits under said plan payable from the Trust Fund under this Plan. The annual amount of such retirement benefits commencing as of his Normal Retirement Date shall equal the greater of (i) and (ii) as follows:

         (i) the number of years of Credit Service (not to exceed 30 years) times the difference between (A) and (B) as follows:

               (A) 1.5% of such Member's Average Final
                   Compensation and

               (B) 1/60th of his Social Security Benefit

         (ii) $360 multiplied by the number of years of Credited Service (but not in excess of 10 years of Credited Service); provided, however, such benefit shall be reduced in the case of a Member who worked less than a normal work week at his location. Such reduction shall be made on a pro rata basis reflecting the Member's average hours worked per week as compared to the normal work week or 40 hours, whichever is the lesser, during the period used in determining his Average
               Final Compensation.

For purposes of the foregoing formula, the terms Credited Service, Average Final Compensation and Social Security Benefit shall have the meaning described in Article I, Definitions of the SCM Office Supplies, Inc. Salaried Employees' Retirement Plan in effect prior to December 31, 1995. All retirement benefits shall be paid in accordance with Section 5.3.(e) or Section 5.6., whichever is applicable.



         Section 5.2. Member's Contributions to Predecessor Plans (Additional Benefit). Under the provisions of the Predecessor Plan, Employees were permitted to make voluntary contributions to provide an Additional Benefit. As to such Predecessor Plan employee contributions, the provisions of this Section apply:

         (a) Effective July 1, 1972 Members were not permitted to contribute to the Predecessor Plan.

         (b) Any Member who made voluntary contributions to the Predecessor Plan may elect to withdraw such contributions or may elect to leave such contributions in the Plan in a segregated account subject to subsection (c) below.

         (c) A Member who elects to leave his contributions in the Plan shall be entitled to receive an Additional Benefit attributable to such contributions which is the Actuarial Equivalent to the value of such contributions as of the distribution date. Such Additional benefit shall be paid in the form specified in Section 5.3(e) subject to Sections 5.5 and 5.6. In the event the Member's death occurs while an active employee or, if retired or a Member eligible for benefits under Section 5.7(b) of this Article V, prior to the receipt of the value of his contributions with interest; computed as of the earliest of his retirement date, termination date, or the date of his death; the excess of such value over the retirement income received as of the date of death of the Member, if any, shall be paid to his designated beneficiary in cash, in one lump sum.

         (d) A Member who elects to leave his contributions in the Plan may revoke such election prior to the date upon which his retirement or disability benefit commences. Upon receipt of notice from a Member of revocation of his election to leave such contributions in the Plan, the Committee, within 60 days, shall pay to said Member the total of all contributions made by him and interest, if any, in cash in one lump sum and, notwithstanding any other provision, such payment shall fully discharge all Plan obligations with respect to such contributions and the Additional Benefit.

         (e) Interest - The rate of interest applicable to voluntary contributions under the Predecessor Plan up to December 31, 1973 was 3% per annum. On January 1, 1974 the rate was amended for contributions to both of the Predecessor Plans to 5% per annum. The amount of interest to be paid on any contributions shall be determined by the Committee from time to time.

         Section 5.3.  Retirement Benefits.

         (a) Normal Retirement. A Member who retires at his Normal Retirement Date shall be entitled to a monthly retirement benefit for life with payment of 60 installments guaranteed, in an amount equal to his Benefit Base. A Member's accrued benefit shall be 100% nonforfeitable upon attainment of age 65.

         (b) Early Retirement. A Member retiring prior to his Normal Retirement Date, as provided in Section 4.2 of Article IV, shall be entitled either to (i) a deferred monthly retirement benefit for life commencing at his Normal Retirement Date in an amount equal to his Benefit Base, or at his option to (ii) a monthly retirement benefit commencing at his actual retirement date, which shall be in an amount equal to his Benefit Base, reduced by the lesser of (a) one-half of one percent (1/2%) for each month by which his actual retirement date precedes his Normal Retirement Date or (b) actuarial reduction factor for each month by which his actual retirement date precedes his Normal Retirement Date.

         (c) Postponed Retirement. A Member who retires on a postponed retirement date as provided by Article V, Section 5.6, shall be entitled to a monthly retirement benefit as provided for Normal Retirement under Section 3(a) of this Article V, based upon the Benefit Base in effect on his postponed retirement date.

         (d) Time Retirement Benefits Begin. With respect to Members who are Employees or were members of the SCM Office Supplies, Inc. Salaried Employees' Retirement Plan prior to December 31, 1995, the payment of a Member's retirement benefit (including in the Normal Form of Payment as provided in subsection (e) hereof) shall begin on the last day of the month in which his Normal Retirement Date occurs, and thereafter on the last day of each calendar month provided, however, if a Member who retires at an early retirement date or who retires at a postponed retirement date, the payment of the retirement benefit shall begin on the last day of the month in which his actual retirement date occurs.

         With respect to Members who were members of the SCM Office Supplies, Inc. Hourly Employees' Retirement Plan prior to December 31, 1995, the payment of a Member's retirement benefit (including in the Normal Form of Payment as provided in subsection (e) hereof) shall begin on the first day of the month in which his Normal Retirement Date occurs, and thereafter on the first day of each calendar month provided, however, if a Member who retires at an early retirement date or who retires at a postponed retirement date, the payment of the retirement benefit shall begin on the first day of the month in which his actual retirement date occurs.

         (e)  Normal Form of Payment for Retirement Benefits.

              (i) A Member having a spouse at his retirement date or the date his retirement benefits are to commence, if later, shall be paid a benefit in the form of a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of the Member's retirement benefits unless the Member otherwise elects in the manner set forth below.

             (ii) A Member who is an Employee and who does not have a spouse at his retirement date, or on the date his retirement benefits are to commence, if later, shall be paid his retirement benefits for life with payment of 60 monthly installments guaranteed unless the Member otherwise elects in the manner set forth below. Any other Member who does not have a spouse at his retirement date or on the date his retirement benefits are to commence, if later, shall be paid his retirememnt benefits for life unless the Member otherwise elects in the manner set forth below.

         Section 5.4. Total and Permanent Disability Retirement Benefit. The monthly benefit of a Member eligible for retirement on account of Total and Permanent Disability shall be the Actuarial Equivalent of his Benefit Base. Subject to Sections 5.3(e) and 5.5 of this Article V, a Member retiring under this Section, and not otherwise eligible to retire under Sections 4.1, 4.2, or 4.3 of Article IV, shall be entitled to receive an income for life with payments of 60 monthly installments guaranteed commencing at the end of the month following the month in which the employee made application for retirement on account of Total and Permanent Disability. Payment of benefits under this Section shall cease at the end of the last month prior to the Member's death, unless application for retirement on account of Total and Permanent Disability is denied or earlier terminated in accordance with Section 6.2 of Article VI.

         Section 5.5.  Election to Reject the Qualified Joint
and Survivor Annuity. A Member who is married may, during the election period specified below, elect to reject the Qualified Joint and Survivor Annuity form of payment and select an optional form of payment under Section 5.6 of Article V. A rejection shall not be effective unless the Member's spouse gives written consent on the form provided by the Committee which consent acknowledges the effect of the rejection and is witnessed by a notary public (or an individual designated by the Committee). Such consent shall not be necessary if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no spouse, because the spouse cannot be located, there is a legal separation, or the Member proves abandonment as evidenced by a court order, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. Such election shall be made during an election period which shall begin not later than the 90th day preceding the Member's benefit commencement date and shall end on the Member's benefit commencement date. A Member who makes an election to reject to Qualified Joint and Survivor Annuity form of payment may revoke such election in writing at any time during such election period. Consent of the Member's spouse to such revocation shall not be required. There shall be no limit on the number of times a Member may make an election or revoke an election during the election period, but no election or revocation shall be permitted before or after the election period. The Committee shall furnish to each Member within a reasonable time period before his commencement date (no more than 90 days or less than 30 days before his benefit commencement date) a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Member's right to make an election to reject the Qualified Joint and Survivor Annuity form of benefit, the rights of the Member's spouse and the Member's right to make, and the effect of an election to revoke, an election to reject the Qualified Joint and Survivor Annuity form.

         Section 5.6. Optional Forms of Payment. In lieu of the normal form of the retirement benefit under Section 5.3(e) above, a Member may elect an optional form of payment which will be the Actuarial Equivalent of the normal form of payment under
Section 5.3(e)(ii) above.  The optional forms of payment are:

         Option 1. A Member may elect that even if he has a spouse at his retirement date or the date his retirement benefits are to commence, if later, his retirement benefits shall be paid for his lifetime only with payment of 60 or 120 monthly installments guaranteed.

         Option 2. A Member who has elected early retirement may elect to receive an Actuarial Equivalent retirement benefit providing larger monthly payments, in lieu of the retirement benefit otherwise payable upon early retirement, until the date his Social Security payments begin, with a reduction of retirement income thereafter, to make available for him, insofar as practicable, level payments of total retirement benefit.

         Option 3. A Member who is married may elect to receive a reduced amount of retirement benefit payable during his lifetime with a provision that 75% or 100% of such reduced amount shall be continued after his death to his spouse for his or her lifetime. The amount of the reduced benefit will be the Actuarial Equivalent of the Benefit Base to which the Member would otherwise be entitled. The conditions governing this election shall be:

              (i) The election must be made by the Member in writing to the Committee and must state the effective date of the Option, the name, sex and date of birth of the spouse, and the percentage of the reduced retirement income to be continued after his death to his spouse.

             (ii) If either the Member or his spouse should die prior to the effective date of the option, or if the monthly amount of the retirement benefit payable under the option to either him or his spouse will be less than $10, or if the Member cancels the option prior to the effective date of the option, the election of the option shall become inoperative.

         Option 4. A Member who is unmarried may elect to receive a reduced amount of retirement benefit payable during his lifetime with provision that 100% or 75% or 50% of such reduced amount shall be continued after his death to his designated beneficiary for the beneficiary's lifetime. The amount of the reduced benefit will be the Actuarial Equivalent of the Benefit Base to which the Member would otherwise be entitled. The conditions governing this election shall be:

              (i) The election must be made by the Member in writing to the Committee and must state the effective date of the Option, the name, sex and date of birth of the designated beneficiary, and the percentage of the reduced retirement income to be continued after his death to his designated beneficiary.

             (ii)  If either the Member or his designated
         beneficiary should die prior to the effective date of the option, or if the monthly amount of the retirement benefit payable under the option to either him or his designated beneficiary will be less than $10, or if the Member cancels the option prior to the effective date of the option, the election of the option shall become inoperative.

         Option 5. A Member who is an Employee may elect that even if he has a spouse at his retirement date or on the date his retirement benefits are to commence, if later, his retirement benefits shall be paid for his lifetime, and will cease with the payment due as of the last day of the month preceding the month in which the Member's death occurs.

         The election of an option under this Article shall be made on forms prescribed by the Committee and filed with the Committee prior to the effective date of the option. The election of an optional form of payment and the designation of a beneficiary may be revoked or changed from time to time by a Member by written notice received by the Committee prior to the effective date of the Option. Elections by Members who are married shall be subject to Section 5.5.

         Section 5.7. Termination of Service Other Than By Death. Upon termination of service other than by death prior to his Normal Retirement Date, a Member other than one who elects early retirement as provided in Article V, Section 5.3(b), or retirement on account of Total and Permanent Disability as provided in this Article V, Section 5.4, shall be subject to the following provisions, as applicable:

         (a) Eligibility. Notwithstanding Article III, a Member's eligibility to the rights and benefits provided under subsection (b) and (c), below, are determined by a Member's "Vesting Service" calculated by computing the aggregate of:

              (i)  the Years of Credited Service under Articles
         II and III of the Plan; and

             (ii) the years of employment with the Company commencing with the date such Employee attained at least age 18, but not including or exceeding the date he attains age 21, where he was compensated for at least 1,000 Hours of Service in each such calendar year. Further provided, however, that the Employee shall receive one year of eligibility credit under this subsection for the calendar year in which he first becomes an Employee who is at least age 21.

         (b) With 5 Years or More of Vesting Service. A Member who terminates employment and who has at least five (5) years of Vesting Service determined under subsection (a), above, shall be entitled to his Benefit Base computed as of the date of his termination on the basis of his Credited Service determined under subsection (a)(i), without regard to subsection (a)(ii) plus, an Additional Benefit, if any, under Section 5.2. Payment of such Member's retirement benefit shall commence on the last day of the month in which his Normal Retirement Date occurs, if he then so requests in writing, in the form provided in Article V, Section 5.3(e), unless an optional form of benefit has been elected under
    Section 5.6 of Article V; provided, that if a Member has fifteen (15) years of Credited Service determined under subsection (a)(i) at the time of his termination of employment, he may elect at his termination of employment to receive a reduced benefit commencing on the last day of the month next following his attainment of age 55, which is the actuarial equivalent of his Benefit Base as determined under subsection (a)(i), above. Provided, further, that regardless of his number of years of Credited Service, a Member who was an Employee of the Company on July 1, 1972, may elect at his termination of employment to receive a reduced benefit commencing on the last day of the month next following his attainment of age 60, which is the actuarial equivalent of his Benefit Base.

         A Member eligible to receive the Additional Benefit as provided by Section 5.2 of this Article V, may elect, subject to Sections 5.3(e) and 5.5, to receive the total of his contributions with interest, if any, in a one lump sum payment in cash in lieu of the receipt of the Additional Benefit. Such election must be filed with the Committee in writing prior to his termination of service with the Company.

         (c) With Less than 5 Years of Vesting Service. A Member who terminates employment and who has less than five
    (5) years of Vesting Service under this Plan shall be paid the total of his contributions, if any, in one lump sum in cash with interest to the date of such termination provided that if such Member is married, the form of payment shall be subject to Sections 5.3(e) and 5.5. In addition, such a Member shall be deemed to have received an immediate constructive cash-out distribution of his entire accrued and nonvested Base Benefit at termination equal to zero dollars.

         Section 5.8.  Payment of Retirement Benefits.
Retirement benefits payable to a Member shall normally be paid in monthly installments. Provided that application for such benefits is made in the manner and within the period specified in
Article V, Sections 5.5 and 5.6, the first monthly installment of any retirement benefit shall be payable on the last day of the month in which the Member's retirement date occurs; otherwise, the first monthly installment of any retirement benefit shall be payable on the last day of the calendar month after the expiration of the 30 days following the notice to the Committee or its delegate. Subsequent to the first installment, benefits will be paid on the last day of each calendar month.

         Section 5.9.  Forfeitures.  Any forfeiture arising
under the Plan shall not be applied to increase the benefits any Member would otherwise receive under the Plan but shall be applied to reduce contributions under the Plan.

         Section 5.10. Reemployment. If a Member who has retired or terminated for Total and Permanent Disability under the Plan is reemployed by the Company, payment of benefits shall be discontinued forthwith subject to regulations of the Act. On such Member's subsequent retirement he shall be entitled to retirement income as herein provided, adjusted for the amounts he received while retired. If such Member dies while reemployed, he shall be deemed to have finally retired on the date of his death.

         Section 5.11.  Payment of Small Amounts.
Notwithstanding the foregoing provisions of this Article V, if the actuarial equivalent single sum present value of a Member's retirement benefits is $3,500 or less, the Committee shall pay such benefit in a single sum without the Member's consent or the Member's spouses', if any, consent. For purposes of determining the actuarial equivalent single sum present value, the interest rate shall be equal to the rate (or rates) used by the Pension Benefit Guaranty Corporation for purposes of calculating the present value of benefits under plans terminating on the first day of the Plan Year in which such lump sum amount becomes payable.

         Section 5.12.  Death Benefit for Certain Members.
         (a) If a Member retires from the Company under Article V, Section 5.3(a), (b) or (c) or 5.4 and dies before commencement of his retirement benefits, unless the Member has elected otherwise pursuant to paragraph (e) (ii) below, his surviving spouse, if any, shall be entitled to a retirement benefit payable for life, as described below. The surviving spouse entitled to a retirement benefit under this paragraph (a) may elect to have such retirement benefit commence either as of the month following the Member's date of death or (if later) the date that would have been the member's Early Retirement Date.

         The amount of the retirement benefit payable to a surviving spouse under this paragraph (a) shall be equal to 50% of the reduced retirement benefit that would have been payable to the Member if (instead of dying) he had commenced receiving his retirement benefits in the Qualified Joint and Survivor Annuity form on the day before his death, computed without regard to any charge imposed under paragraph (e) below.

         (b) In the event of the death of a Member before age 65 and prior to retirement but after satisfaction of the age and service requirements for a retirement benefit under Article V,
Section 5.3(b) (Early Retirement), unless the Member has elected otherwise pursuant to paragraph (e) (ii) below, the person, if any, who was the Member's spouse for the one-year period ending on the date of the Member's death shall be entitled to a retirement benefit payable for life, as described below. The surviving spouse entitled to a retirement benefit under this paragraph (b) may elect to have such retirement benefit commence either as of the month following the Member's date of death or the date that would have been the Member's Normal Retirement Date.

         The amount of the retirement benefit payable to a surviving spouse under this paragraph (b) shall be equal to 50% of the reduced retirement benefit that would have been payable to the Member if (instead of dying) he had retired under Article V,
Section 5.3(b) on the date his death occurred and commenced receiving his retirement benefits in the Qualified Joint and Survivor Annuity form, determined without regard to any charge that may be imposed under paragraph (e) below.

         (c) If a Member should die (i) after completion of 5 years of Vesting Service, (ii) before satisfying the requirements for retirement benefits under Article V, Section 5.3(a) or (b), and (iii) before separation from service with the Company, unless the Member has elected otherwise pursuant to paragraph (e) (ii) below, the person, if any, who was the Member's spouse for the one-year period ending on the date of the Member's death shall be entitled to a retirement benefit payable for life, as described below. A surviving spouse eligible for retirement benefits under this paragraph (c) may elect to have such retirement benefits commence either as of the date that would have been the Member's Normal Retirement Date or as of the earliest month following the date of the Member's death that the Member could have elected to have retirement benefits commence if (instead of dying) he had separated from service on the date his death occurred.

         The amount of the retirement benefit payable to a surviving spouse under this paragraph (c) shall be equal to 50% of the reduced retirement benefit that would have been payable to the Member under Article V, Section 5.7(b) if (instead of dying) he had separated from service with the Company on the date his death occurred and commenced receiving his retirement benefits in the Qualified Joint and Survivor Annuity form on the date retirement benefits to his surviving spouse commence, determined without regard to any charge that may be imposed under paragraph
(e) below. If a deceased Member had voluntary contributions in the Plan at death, the surviving spouse shall also be entitled an annuity purchased with 100% of the value of such contributions and payable at the same time as the other benefits specified in this Section 5.12(c).

         (d) In the event a Member dies on or after his 65th birthday and before his retirement from the Company, his surviving spouse, if any, shall be entitled to retirement benefits payable for life, as described below. The retirement benefit payable to a surviving spouse under this paragraph (d) shall commence as of the month following the Member's date of death.

         The amount of the retirement benefit payable to a surviving spouse under this paragraph (d) shall be equal to 50% of the reduced retirement benefit that would have been payable to the Member if (instead of dying) he had retired under Article V,
Section 5.3(c) on the day before his death occurred and commenced receiving his retirement benefits in the Qualified Joint and Survivor Annuity form and then died. If a deceased Member had voluntary contributions in the Plan at death, the surviving spouse shall also be entitled to an annuity purchased with 100% of the value of such contributions and payable at the same time as the other benefit specified in this Section 5.12(d).

         (e) If a Member is not employed in a bargaining unit represented for collective bargaining purposes by a collective bargaining agent, there shall be no charge for the survivor annuity coverage provided under this Section 5.12. If a Member is employed in such a bargaining unit, there shall be a charge for the survivor annuity coverage provided with respect to such Member, if any, under paragraphs (a) (b) and (c) of this Section 5.12, based on the period of coverage, in the form of an adjustment to the amount of retirement benefit otherwise payable to the Member with respect to whom such survivor benefits are payable, unless the applicable collective bargaining agreement provides otherwise. If a charge is to be imposed with respect to a Member's retirement benefits, the following provisions of this paragraph (e) shall be applicable.

              (i) For purposes of determining the charge for the survivor annuity coverage, the period of coverage shall begin on the date the Member attains age 35 and shall end on the date his retirement benefits commence; provided, however, that there shall be excluded any period during which no retirement benefits would have been payable under paragraph (a), (b) or (c) above with respect to the death of the Member if his death then occurred. No charge shall be imposed for coverage provided during the period after the Member's Normal Retirement Date.

         The adjustment factor for the survivor annuity coverage shall be determined in accordance with the table below:

         Period of Coverage
         For each 12 months of coverage
           from age 35 through age 44       1/12%

         For each 12 months of coverage
           from age 45 through age 54       1/4%

         For each 12 months of coverage
           from age 55 through age 64       1/2%

              (ii) Each Member whose retirement benefits would be subject to a charge for the survivor benefit coverage provided under paragraph (a), (b) or (c) above shall have the right to reject such survivor benefit coverage, in which case no benefit will be payable under paragraph (a), (b) or (c) above.

         An election to revoke this coverage shall not take effect unless the person, if any, who otherwise would be entitled to retirement benefits with respect to the death of a Member under paragraphs (a), (b) or (c) above, as the case may be, has consented (on a form provided by the Committee for such purpose) to such election in a written, signed and notarized statement that acknowledges the effect of the election. A spousal consent is irrevocable; however, any such consent shall apply only to the spouse who gave the consent. The Committee, in its sole discretion, may waive the requirement of consent of the spouse if the Member establishes to the Committee's satisfaction that the spouse cannot be located or that there are other special circumstances referred to in Section 5.5 of Article V.

         An election to revoke this survivor annuity coverage may be made at any time within the period specified in section
417(a)(6)(B) of the Code and the Treasury Regulations thereunder.

         A Member may cancel a revocation of this survivor annuity coverage at any time during the election period. There is no limit on the number of times during the election period that the Member may revoke the coverage or cancel a revocation.

              (iii) At the time or times specified in section 417(a)(3)(B) of the Code and the Treasury Regulations thereunder, the Committee shall furnish each Member eligible to make an election to reject the survivor benefit coverage that otherwise would be provided under paragraph (a), (b) or (c) above with a written explanation of (1) the terms and conditions of the survivor annuity coverage, (2) the Member's right to make, and the effect of, an election to revoke the coverage, (3) the rights of the spouse to consent, or refuse to consent, to such revocation, and (4) the Member's right to make, and the effect of, a cancellation of a revocation.

         (f)  Claim for Benefit

         The surviving spouse must file a claim for benefits before payment of retirement benefits under this Section 3 will commence. The claim for benefits shall be in such form as the Committee shall designate, and shall include certifications as to the dates of birth of the Member and of such surviving spouse, the date of marriage to the Member, and such other information with respect to any prior marriages of the Member as the committee shall deem necessary to determine the appropriate charge, if any, for the surviving spouse annuity coverage.

         Section 5.13. Pre-Benefit Commencement Survivor Option for Vested Terminated Members.

         (a)  In General

         Unless revoked as provided under paragraph (d) below, if a vested terminated Member who was an Employee on or after August 23, 1984 is entitled to a retirement benefit under Article V, Section 5.7(b) should die before his retirement benefit commences, the person, if any, to whom the Member was married throughout the entire one-year period ending on the date of his death shall be entitled to a retirement benefit commencing on the earliest date the vested terminated Member's retirement benefit could have commenced had he survived, as determined in accordance with the provisions of Article V, Section 5.7(b), or as of the Member's Normal Retirement Date, as the surviving spouse may elect.

         (b)  Charge for Coverage

         There shall be a charge for this survivor annuity coverage, based on the period of coverage, in the form of an adjustment to the amount of retirement benefit otherwise payable to the vested terminated Member.

         For purposes of determining the charge for this survivor annuity coverage, the period of coverage shall begin on the latest of (i) January 1, 1985, (ii) the date the Member terminates employment, (iii) the date the Member attains age 35, and shall end on the date his retirement benefit commences; provided, however, that there shall be excluded from the period of coverage any period during which (i) the Member is reemployed by the Company, (ii) the Member has not been married for at least one year, or (iii) the Member has effectively revoked this coverage as provided in paragraph (d) below.

         The adjustment factor for the survivor annuity coverage shall be determined in accordance with the table below:

         Period of Coverage
         For each 12 months of coverage
           from age 35 through age 44       1/12%

         For each 12 months of coverage
           from age 45 through age 54       1/4%

         For each 12 months of coverage
           from age 55 through age 64       1/2%

         (c)  Amount of Survivor Benefit

         The amount of the retirement benefit payable to the surviving spouse shall equal 50% of the reduced retirement benefit the vested terminated Member would have received under the Qualified Joint and Survivor Annuity form had he survived to, and commenced receiving his retirement benefit on, the date retirement benefits to his spouse commence under this Section 5.13, but without regard to the charge for coverage under this option that would have been made in accordance with (b) above.

         (d)  Election to Revoke the Option

         A married Member may elect, during the election period specified below, to revoke this survivor annuity coverage, in which case no benefit will be payable in the event of the vested terminated Member's death before his retirement benefit commences.

         An election to revoke this coverage shall not take effect unless the person, if any, who otherwise would be entitled to retirement benefits under this Section 4 has consented (on a form provided by the Committee for such purpose) to such election in a written, signed and notarized statement that acknowledges the effect of the election. A spousal consent is irrevocable; however, any such consent shall apply only to the spouse who gave the consent. The Committee, in its sole discretion, may waive the retirement of consent of the spouse if the Member establishes to the Committee's satisfaction that the spouse cannot be located or that there are other special circumstances referred to in
Section 5.5 of Article V.

         An election to revoke this survivor annuity coverage may be made at any time within the election period beginning on the later of (i) the date of the Member's termination of employment or (ii) January 1, 1985, and ending on the date of the vested terminated Member's death.

         A vested terminated Member may cancel a revocation of this survivor annuity coverage at any time during the applicable election period. There is no limit on the number of times during the election period that the Member may revoke the coverage or cancel a revocation.

         (e)  Explanation

         Upon the vested terminated Member's termination of employment (and at such other times as may be required by applicable law) the Committee shall furnish him with a written explanation of (i) the terms and conditions of the survivor annuity coverage, (ii) the vested terminated Member's right to make, and the effect of an election to revoke the coverage, (iii) the rights of the vested terminated Member's spouse to consent, or refuse to consent, to such revocation, and (iv) the vested terminated Member's right to make, and the effect of, a cancellation of a revocation.

         (f)  Claim for Benefit

         The surviving spouse must file a claim for benefits before payment of retirement benefits under this Section 4 will commence. The claim for benefits shall be in such form as the Committee shall designate, and shall include certifications as to the dates of birth of the Member and of such surviving spouse, the date of marriage to the Member, and such information with respect to any prior marriages of the Member as the Committee shall deem necessary to determine the appropriate charge, if any, for the surviving spouse annuity coverage.

         Section 5.14. Commencement of Retirement Benefits. Notwithstanding any other Plan provisions to the contrary, Retirement Benefit payments shall in no event commence later than the earlier of (i) the Member's Required Beginning Date in accordance with Section 401(a)(9) of the Code or (ii) the 60th day after the close of the Plan Year in which the latest of the following events occurs:

         (a)  the attainment by the Member of age 65,

         (b) the 10th anniversary of the year in which the Member commenced participation in the Plan, or

         (c) the termination of the Member's employment with the Company, except that, if the amount of the payment required to commence on the date determined under the Plan cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan;

provided, however, that no Retirement Benefit payment shall commence until the Member has filed a claim for benefits with the Committee. Where a Member's Retirement is paid commencing at the Member's Required Beginning Date, the period over which such Benefits are paid shall not exceed the life of the Member or the lives of the Member and his designated beneficiary or the life expectancy of the Member or the life expectancies of the Member and his designated beneficiary. If a Member whose Retirement Benefits are paid commencing at the Member's Required Beginning Date dies after such Benefits commence, the remaining portion of his interest will be distributed at least as rapidly as under the method of distribution being used at his date of death. If a Member should die prior to the commencement of payments of his Retirement Benefits at his Required Beginning Date, his entire interest will be distributed within five years of his death unless it is payable to a designated beneficiary in which case it will distributed over the life of such designated beneficiary (or over the designated beneficiary's life expectancy) beginning not later than one year after the Member's death.

         Section 5.15. Restriction on Benefit Suspension. Notwithstanding anything in the Plan to the contrary, a Member's retirement benefit payments shall be suspended on account of reemployment in any month beginning on or after the Member's 65th birthday during which the Member complete's 40 and more Hours of Service for the Company provided that the Member is furnished with the notice required by Department of Labor Regulations section 2530.203-3(b)(4).
                            ARTICLE VI

                  TOTAL AND PERMANENT DISABILITY


         Section 6.1. Determination of Total and Permanent Disability. Upon incurring Total and Permanent Disability which results in termination of employment, a Member who has not reached age 65 and who has at least 10 years of Credited Service, shall be entitled to receive, commencing at the end of the month following the month in which application for retirement on account of Total and Permanent Disability is received, disability income for life which shall be an amount computed in the manner set forth in Section 5.4 of Article V, and based on Credited Service to the later of, the date of commencement of such disability or the date of cessation of the Leave of Absence on account of such disability. A determination of the Committee of whether a Member is totally and permanently disabled shall be conclusive in each case, subject to review as provided in Section
6.2 of this Article VI.

         Section 6.2. Review by the Committee. Any Member who has requested retirement on account of Total and Permanent Disability and any former Member who shall be receiving payments on account of such disability may be required by the Committee to submit from time to time to medical and physical examination and the disability retirement benefit may be denied or terminated in the event that the Member or former Member shall refuse to so submit to examination or, if as a result of any such examination, the Committee shall determine that the Member, or former Member, is not or is no longer totally and permanently disabled.

                           ARTICLE VII

                       FUNDING OF BENEFITS


         Section 7.1.  Cost of Plan.  Except for contributions
to the Predecessor Plans, the entire cost of this Plan is to be paid by the Company provided, however, that all actuarial, legal, auditing and other administrative expenses may be paid from the Trust Fund. With the advice and counsel of the Actuary, the Board of Directors or its delegate shall establish a funding policy and methods consistent with the objectives of this Plan and the requirements of applicable law and shall communicate such policy to the Trustee, and under the funding policy then in effect determine the amounts of the contributions to be made to fund the Plan to provide benefits to Members and their beneficiaries under the terms of the Plan. The Company shall make such contributions as may be authorized by the Board of Directors.

         Section 7.2.  Source of Payments.  All benefits shall
be paid or provided for solely from the Trust Fund and the Company assumes no liability or responsibility therefor, except to the extent required by law.

         Section 7.3. Timing and Contingent Nature of Contributions. The Company shall deliver its contributions made with respect to any Plan Year to the Trustee on or before the date established for filing of the Company's federal income tax return (including any extensions of such date) for the year with respect to which such contribution is made. Each contribution made by the Company shall be made expressly contingent on the deductibility thereof for federal income tax purposes for the year with respect to which such contribution is paid.

         Section 7.4.  Exclusive Benefit; Refund of
Contributions. All contributions made by the Company are for the exclusive purposes of providing benefits for Members and their beneficiaries and defraying reasonable expenses of administering the Plan and Trust. Notwithstanding the foregoing, amounts contributed to the Trust by the Company may be refunded to the Company under the following circumstances and subject to the following limitations:

         (a) If a contribution is conditioned on initial qualification under Section 401 of the Code and if the Plan receives an adverse determination with respect to its initial qualification, such contribution may be refunded to the Company within one year after such determination.

         (b) If a contribution is conditioned upon the deductibility of the contribution under Section
              404 of the Code, then to the extent the deduction is disallowed, such contribution may be refunded to the Company within one year after the disallowance of deduction.

         (c) If a contribution is made by a mistake of fact, such contribution may be refunded to the Company within one year after the payment of such contribution.

                           ARTICLE VIII

                    ADMINISTRATION OF THE PLAN

         Section 8.1. Appointment of the Committee. The Plan shall be administered by a Committee of not less than three (3) members appointed by the Board of Directors. This Committee shall be the Plan Administrator under the Act. All of the expenses of the Committee shall be borne by the Company.

         Section 8.2. Committee Action. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any or more persons to execute any document or documents on behalf of the Committee. The members of the Committee shall serve as such without compensation.

         Section 8.3. Powers of the Committee. The Committee shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, power to:

         (a) From time to time establish rules for the performance of its functions and the administration of the Plan;

         (b) Interpret the provisions of the Plan and to determine any question arising under the Plan, or in connection with the administration or operation thereof, and its decisions in interpreting, construing, or applying the provisions of the Plan shall be binding and conclusive upon the Trustee and any and all Employees, Members, and upon all other persons whosoever;

         (c) Determine the eligibility of any Employee to be or become a Member of the Plan;

         (d) Determine the Credited Service of any Member and to compute the amount of retirement benefit, or other amounts payable under the Plan to any person;

         (e) Authorize and direct all disbursements of retirement benefit and other amounts under the Plan;

         (f) Retain counsel, employ agents and provide for such clerical, accounting and actuarial services as may be required in carrying out the provisions of the Plan; and

         (g) Provide adequate notice in writing to any Member or beneficiary whose claim for benefits under the Plan has been denied, setting forth specific reasons for denial and special reference to the pertinent Plan provisions on which such denial is based written in a manner calculated to be understood by the Member; and to afford a reasonable opportunity to any Member or beneficiary whose claim for benefits has been denied for a full and fair review of its decision under procedures specified by the Act or regulations thereunder. All determinations regarding benefit claims shall be final, conclusive and binding on all interested parties.

         Section 8.4. Lawsuits. Every right of action claiming benefits under the Plan, irrespective of the place where such action may be brought, shall be barred after the expiration of 3 years from the event giving rise to the claim or, if later, the date of receipt of the notice of denial of the claim for benefits.

                            ARTICLE IX

                    NONALIENATION OF BENEFITS


         Section 9.1. Rights Inalienable. No income or benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering or charging the same shall be void and of no effect; nor shall any such income or benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such income or benefit, except as specifically provided in the Plan or except as required by the terms of a domestic relations order which is determined by the Committee to be a qualified domestic relations order (within the meaning of section 414(p) of the Code). If a qualified domestic relations order requires the distribution of all or part of a Member's benefits under the Plan to an alternate payee, the establishment or acknowledgement of such alternate payee's right to benefits under the Plan in accordance with the terms of such qualified domestic relations order shall in all cases be deemed to be consistent with the terms of the Plan and the benefits otherwise payable under the terms of the Plan to or with respect to such Member shall be reduced by the actuarial equivalent of benefits payable to the alternate payee under the terms of the qualified domestic relations order.

         Section 9.2. Effect of Attempted Alienation. If any Member of beneficiary under the Plan shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any income or benefit, except as required by the terms of a domestic relations order which is determined by the Committee to be a qualified domestic relations order (within the meaning of section 414(p) of the Code), then such income or benefit shall, in the discretion of the Board of Directors or its delegate, cease and terminate. In that event the Board of Directors or its delegate may hold or apply the income or benefit or any part thereof to or for such Member or beneficiary, his spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Board of Directors or its delegate shall in its or his sole discretion determine.

                            ARTICLE X

                          MISCELLANEOUS


         Section 10.1. No Implied Rights. No person shall have any right in or to the Trust Fund or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. Neither the establishment of the Plan, the granting of retirement benefits, nor any action of the Company, the Board of Directors or its delegate, shall be held or construed to confer upon any person any right to be continued as an Employee, nor, upon dismissal, to any right or interest in the Trust Fund other than as herein expressly provided. The Company expressly reserves its rights to discharge any Employee at any time.

         Section 10.2.  Interpretation of Plan.  The provisions
of the Plan shall be construed, administered and enforced according to the laws of the State of New York to the extent not inconsistent with the Act.

         Section 10.3. Disappearance of Person Entitled to Payment. In the event any amount shall become payable hereunder to any Member, joint annuitant, beneficiary or personal representative, and if, after written notice from the Committee mailed to such person's last known address or addresses as shown in the records of the Company and the Committee, such person shall not have presented himself to the Committee within one year after mailing of such notice, then the Committee may, in its sole discretion, distribute such amount, including any amount thereafter becoming due, to such person among one or more of the spouse and blood relatives of such Member, or the Committee may, but shall not be required to, determine that such person's interest in the Trust Fund has terminated and the remaining amount due forfeited subject to restoration should the person entitled thereto reappear and verify entitlement thereto.

         Section 10.4.  Limit on Benefits.

         (a) Anything to the contrary herein notwithstanding and, subject to the provisions of (b) below, the annual amount of a Member's retirement benefit shall not be more than the smaller of (1) and (2) as follows:

         (1) $90,000 adjusted for increases in the cost of living to the extent permitted under Section 415(d) of the Code, and

         (2) 100% of the Member's average compensation (within the meaning of Section 415(b)(3) of the Code and applicable regulations) for his high 3 consecutive calendar years of participation in the Plan, adjusted for increases in the cost of living to the extent permitted under Section 415(d) of the Code.

         (b) The maximum amount of retirement benefit determined in (a) is subject to the following:

         (1) If the retirement benefit is payable in a form other than a life annuity, the Qualified Joint and Survivor Annuity or the form provided under Options 3 or 4 of
    Article V, Section 5.5, the maximum amount of retirement benefit shall be adjusted so that it is the actuarial equivalent of a life annuity equal in amount to that determined in (a).

         (2) For the purpose of applying the maximum benefit, all defined benefit pension plans maintained by members of the Corporate Group (as defined in paragraph (b)(4) below) shall be combined.

         (3) If a Member in this Plan has also been a participant in any defined contribution plan maintained by a member of the Corporate Group, and if, as of the end of the year in which retirement benefits under this Plan are due to commence to or on account of such Member, his defined contribution plan fraction, determined, in accordance with section 415(e) of the Code and related regulations, on the basis of his combined membership in all such defined contribution plans, shall exceed two-tenths (.2) then the defined benefit limitation applicable to such Member under this Plan, prior to any reduction in such limitation for benefits payable under other defined benefit plans of the Corporate Group, shall be determined as follows:

               (i)  by multiplying the amounts in (a)(1)(i) and
         (a)(2) by the quantity (but not greater than one (1.0) equal to one and one quarter (1.25) multiplied by the excess of one (1.0) over his defined contribution fraction and

              (ii) by multiplying the amount in (a)(1)(ii) by the quantity (but not greater than one (1.0)) equal to one and four tenths (1.4) multiplied by the excess of one (1.0) over his defined contribution fraction.

         (4) For purposes of this Section 4, the term "Corporate Group" means the Company (including all unincorporated divisions and units thereof) and any other company which is related to the Company as a member of a controlled group of corporations in accordance with section 414(b) of the Code, or as a trade or business under common control in accordance with section 414(c) of the Code, provided that for purposes of this Section 4 the standard of control for determining a member of the Corporate Group under Sections 414(b) and 414(c) of the Code shall be deemed to be 'more than 50%' rather than 'at least 80%'.

         (5) If the annual amount of a Member's retirement benefit begins before the Member's Social Security Retirement Age (as defined in Section 415(b)(8) of the
    Code), the $90,000 limitation shall be reduced so that it is the actuarial equivalent of the $90,000 limitation beginning at the Member's Social Security Retirement Age. If a Member's retirement benefit begins at or after age 62 but prior to the Member's Social Security Retirement Age, the $90,000 limitation shall be reduced (i) in the case of a Member whose Social Security Retirement Age is 65, 5/9 of 1% for each month by which benefits commence before the month in which the Member attains age 65 and (ii) in the case of a Member whose Social Security Retirement Age is greater than 65, 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month (up to 24) by which benefits commence before the month in which the Member attains his Social Security Retirement Age. If the annual amount of a Member's retirement benefit begins after the Member's Social Security Retirement Age, the $90,000 limitation shall be increased so that it is the actuarial equivalent of the $90,000 limitation beginning at the Member's Social Security Retirement Age.

         (6) If a Member has less than 10 years of Service at the time he begins to receive retirement benefits under the Plan, the limitations in (a) above shall be reduced by multiplying such limitations by an "appropriate fraction." The "appropriate fraction" in the case of the compensation limitation shall be (i) the numerator of which is the number of years of service (or part thereof) and (ii) the denominator of which is 10. The "appropriate fraction" in the case of the dollar limitation shall be (i) the numerator of which is the number of years of participation (or part thereof) and (b) the denominator of which is 10. Notwithstanding the foregoing, the limitation on benefits shall be deemed to be satisfied if (i) the retirement benefits payable to a Member under the Plan and all defined benefit pension plans maintained by members of the Corporate Group do not exceed $10,000 for the Plan Year or (ii) the Member does not participate in a defined contribution maintained by the Company.

         Section 10.5. Payment Due on Incompetent. If the Committee determines that any person to whom payment is due hereunder is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Committee or the Trustee to see to the application of such payment. Payments made in accordance with such power shall operate as a complete discharge of all obligations of the Committee, Plan, and Trustee on account of such payment.

         Section 10.6. Invalidity of Certain Provisions. If any provisions of this Plan shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

                            ARTICLE XI

                    AMENDMENT AND TERMINATION



         Section 11.1. Right Reserved to Amend and Terminate. The Company reserves the right, at any time and from time to time, to modify, suspend, amend or terminate the Plan and to modify, suspend, amend or terminate the Trust Agreement, or either, in whole or in part (including the provisions relating to contributions) by delivering to the Trustee a copy of such modification, suspension, amendment or termination certified by any officer of the Company provided, that the Company shall have no power to modify, suspend, amend or terminate the Plan or the Trust Agreement in such manner as will cause or permit any reduction in accrued benefits or the elimination of any optional form of benefit payment or as will cause or permit any part of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit or Members, or their beneficiaries, survivors or estates, or as will cause or permit any portion of the Trust Fund to revert to or be recoverable by the Company, except such funds, if any, as may remain at the termination of the trust that are due to erroneous actuarial calculations, after all liabilities to Members, and their beneficiaries, survivors and estates are satisfied, subject to the remaining portions of this Article.

         The Company reserves the right to modify, alter or amend this Plan to ensure the qualification of the Plan under
Section 401(a) the Code.

         For purposes of this Section 11.1 the Committee may, on behalf of the Company, adopt any and all amendments to the Plan which do not substantially increase the cost of the Plan to the Company. Amendments which substantially increase the cost of the Plan to the Company must be adopted by the Board of Directors.

         Section 11.2. No Obligation on the Company after Termination. Notwithstanding anything herein contained, the Company, upon any such termination of the Plan, shall have no obligation or liability whatsoever to make any further payments (including all or any part of any contribution payable prior to any termination of the Plan) to the Trustee for retirement benefits under this Plan whether for past service or future service and neither the Trustee, the Board of Directors nor its delegate, nor any Employee, retired Employee, spouse or beneficiary shall have any right to compel the Company to make payment after the termination of the Plan.

         Section 11.3. Rights of Successor. Unless the Plan be sooner terminated, a successor to the business of the Company or any portion thereof, by whatever form or manner resulting, may, with the written consent of the Company, continue the Plan and become a party to the Trust Agreement by executing appropriate supplemental agreement or other documents and such successor shall ipso facto succeed to all applicable rights, powers and duties of the Company with relations thereto. The employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder. In the case of any merger or consolidation with, or transfer of assets or liabilities of the Plan to any other plan qualified under Section 401(a) of the Code after September 2, 1974, each Member shall (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation or transfer which is at least equal to the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan has then terminated).

         Section 11.4.  Disposition of Fund on Termination.

         (a) Partial Termination. Upon termination of the Plan with respect to a group of Members which constitutes a partial termination of the Plan within the meaning of the Code, the Trustee shall allocate and segregate for the benefit of the Members then or theretofore employed by the Company with respect to which the Plan is being terminated the proportionate interest of such Members in the Trust Fund. Such proportionate interest shall be determined by the Board of Directors or its delegate with the advice of the Actuary. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Members in accordance with subsection (b) below.

         (b) Termination. Upon termination of the Plan, or upon termination of employment of a group of Members constituting a partial termination of the Plan, or in the event of a complete discontinuance of contributions, the rights of affected Members, spouses and beneficiaries to the benefits accrued under the Plan to the date of such termination or discontinuance, to the extent then funded, shall be non-forfeitable. The assets of the Trust Fund, or the portion thereof, shall be liquidated (after provision is made for the expenses of liquidation) by the payment of or provision for benefits in the following order of preference:

              (i) Certain Benefits Payable Three Years Prior to Termination. The available assets of the Trust Fund shall first be allocated to provide benefits that became payable three or more years before the effective date of Plan termination, or that could have become payable at the beginning of such three-year period had the Member not deferred the commencement of his benefits by failing to elect earlier commencement, or that could have become payable had a Member's retirement occurred immediately prior to the beginning of such three-year period, provided that

                   (x)  The portion of the benefit payable a
              Member, spouse or beneficiary (or that could have been payable) shall be based on the provisions of the Plan in effect five years prior to the effective date of Plan termination; and for this purpose, the first Plan Year in which an amendment became effective, or was adopted if later, shall constitute the first year an amendment was in effect; and further provided that,

                   (y)  If the benefit payable under the Plan
              had been reduced, either by amendment or due to the form in which the benefit is being paid, during the three-year period ending on the effective date of Plan termination, then the lowest benefit in pay status during such three-year period shall be considered the benefit in pay
              status for purposes of this category (i).

             (ii) Other Benefits Eligible for Termination Insurance. To the extent that the amount of a benefit has not been provided in the foregoing category (i), the remaining assets shall be allocated to provide any benefit provided under the Plan for a Member whose employment terminated prior to the effective date of Plan termination, or any immediate or deferred benefit that would have been payable to or on behalf of a Member had his employment terminated for a reason other than death on the effective date of Plan termination, and shall be determined as follows:

                   (x)  the portion of the benefit payable to a
              Member, spouse or beneficiary (or that could have been payable) based on the provisions of the Plan in effect five years prior to the effective date of Plan termination; and for this purpose, the first Plan Year in which an amendment became effective, or was adopted if later, shall constitute the first year an amendment was in effect; plus

                   (y)  the portion of the benefit payable to a
              Member spouse or beneficiary which would have been included in (x) above had the Plan or Plan amendment been in effect five years prior to the effective date of Plan termination, determined as follows: 20% for each Plan Year (less than five) than the Plan or an amendment thereto was in effect, multiplied by the amount that would have been included under subparagraph (x) for such Member or beneficiary had the Plan or the amendment been in effect for five Plan Years as of the effective date of Plan termination; provided that,

                   (z)  no benefit payable under this category
              (ii) to a Member, spouse or beneficiary shall exceed an amount with an actuarial value of a monthly benefit in the form of a life only annuity commencing at age 65 equal to $750 multiplied by a fraction, the numerator of which is the Social Security contribution and Benefit Base determined under Section 230 of the Social Security Act in effect at the effective date of Plan termination and the denominator of which is such contribution and Benefit Base in effect in calendar year 1974.

            (iii) Other Vested Benefits. To the extent that the amount of a benefit has not been provided in the foregoing categories (i) and (ii), the remaining assets shall be allocated to provide the benefit payable under the Plan to or on behalf of a Member whose employment terminated prior to the effective date of Plan termination to a spouse or beneficiary, or the benefit that would have been payable to or on behalf of a Member had his employment terminated for a reason other than death on the effective date of Plan Termination, in the following order

                   (x)  to any Member who had retired prior to
              the effective date of Plan termination under either Section 5.2(a) of Article V, or who was eligible to retire on the effective date of Plan termination under either of said Sections or to any spouse or beneficiary;

                   (y)  to any Member who had retired prior to
              the effective date of Plan termination under
              Section 5.2(b) of Article V, or who was eligible to retire on the effective date of Plan termination under said Section; or

                   (z)  to any Member whose employment had
              terminated prior to the effective date of Plan termination with entitlement to a deferred benefit under Section 5.5 of Article V or who would have been eligible for a benefit under said Section had his employment terminated on the effective date of Plan termination.

             (iv) Other Benefits. To the extent that the amount of a benefit has not been provided in the forgoing categories (i), (ii) and (iii), the remaining assets shall be allocated to provide the benefit accrued under the Plan, without regard to the satisfaction of the vesting requirements of this Plan, with respect to each Member whose employment had not terminated as of the effective date of Plan termination, according to the respective actuarial value of each such Member's accrued benefit.

         If the assets of the Trust Fund applicable to any of the above categories are insufficient to provide full benefits for all persons in such group, the benefits otherwise payable to such persons shall be reduced proportionately. No liquidation of assets and payment of benefits (or provisions therefor) shall actually be made by the Trustee until after it is advised by the Board of Directors or its delegate in writing that applicable requirements, if any, of the Act governing termination of "Employee Pension Benefit Plans" have been, or are being, complied with or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

         The amount allocated for the benefit of each person in accordance with the provisions of this Section shall be applied for the benefit of each such person, as determined by the Board of Directors or its delegate, either by cash payment (lump sum or in installments), by the purchase of a life insurance and/or annuity contract (including a variable annuity contract), or by the continuance of the trust and the payroll of retirement benefits thereunder in such amounts as may be provided by the amounts so allocated.

         The balance, if any, of the Fund and allocated pursuant to this Section after all such allocations shall be returned to the Company.

         Section 11.5. Merger, Consolidation or Transfer. In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Member in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he was entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
                           ARTICLE XII

                       TOP-HEAVY PROVISIONS

         Section 12.1. Purpose and Limited Application of this Article. The purpose of this Article XIII is to conform to the requirement of section 401(a)(10)(B) of the Code that the Plan contain provisions (a) which will take effect if it becomes Top-heavy and (b) which meet the requirements of section 416 of the
Code.

         This Article XIII shall in no way affect the amount of or eligibility for any benefits provided under the Plan unless and until it becomes Top-heavy.

         Section 12.2.  Additional Definitions.  As used in this
Article XIII, the following words and phrases, in addition to those defined in Article I shall have the following meanings:

         (a)  "Key Employee" means a Member, former Member or
Beneficiary of a Member or former Member, who at any time during a specific Plan Year or any of the four preceding Plan Years is:

              (1) an officer of the Corporate Group having an annual compensation greater than 50 percent of the amount in effect under section 415(c)(1)(A) of the Code for any such Plan
Year,

              (2)  1 of the 10 Employees having annual
compensation from the Corporate Group of more than the limitation in effect under section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the
Code) the largest interests in the Company;

              (3)  a 5 percent owner of the Corporate Group, or

              (4) a 1 percent owner of the Corporate Group having an annual compensation from the Corporate Group of more than $150,000.

         For purposes of (1), no more than 50 individuals (or, if lesser, the greater of 3 or 10 percent of the total number of individuals) shall be treated as officers. For purposes of (2), if two individuals have the same interest in the Corporate Group, the one having greater annual compensation from the Corporate Group shall be treated as having a larger interest.

         Other criteria for determining whether an individual is a Key Employee shall be consistent with the provisions of section
416(i) of the Code and regulations issued thereunder.

         (b) "Beneficiary" means a deceased Member's spouse or dependent child who is receiving benefits under the Plan.

         (c) "Corporate Group" means the Company (including all unincorporated divisions and units thereof) and any other company which is related to the Company as a member of a controlled group of corporations in accordance with section 414(b) of the Code, or as a trade or business under common control in accordance with section 414(c) of the Code.

         (d) "Determination Date" means, with respect to a specific Plan Year, the last day of the preceding Plan Year.

         (e) "Present Value of Accrued Benefits" as of a specified Determination Date means

              (1) the actuarial present value, as of the most recent Valuation Date which is within the 12-month period ending on the Determination Date, of a Member's accrued benefit or the benefit payable to the Beneficiary of a deceased Member, plus

              (2) the aggregate of amounts paid to such Member or Beneficiary during the Plan Year ending on the Determination
Date and the four preceding Plan Years (but excluding amounts included in the determination of (1)).

              The actuarial assumptions used shall include the interest rate and decremental rates (mortality, termination of employment, etc.) used in the regular actuarial valuations of the Plan.

         (f) "Valuation Date" means the date within a Plan Year as of which the Actuary regularly determines the contribution requirements under the Plan for minimum funding purposes regardless of whether such a valuation was performed for that Plan Year.

         (g)  "Required Aggregation Group" means all plans
(including terminated plans maintained within the last five years ending on the Determination Date for the Plan Year in question) of the Corporate Group in which one or more Key Employees participate and each other plan which enables this Plan to meet the requirements of section 401(a)(4) or 410 of the Code.

         (h) "Permissive Aggregation Group" means each plan included in the Required Aggregation Group and any other plans of the Corporate Group if, taking such other plans into account, such group would continue to meet the requirements of section 401(a)(4) and 410 of the Code.

         (i) "Top-Heavy" means, with respect to the Plan for a specific Plan Year, that

              (1) the Present Value of Accrued Benefits of Key Employees and their Beneficiaries exceeds 60% of the Present Value of Accrued Benefits of all Members and Beneficiaries but excluding amounts for former Key Employees and for Members and former Members who have not performed any services for the Corporate Group during the five years ending on the Determination Date, or

              (2)  the Plan is part of a Required Aggregation
Group that is a Top-heavy Group,

unless the Plan or such Top-heavy Group is part of a Permissive
Aggregation Group that is not a Top-heavy Group.

         (j)  "Top-heavy Group" means, either a Required
Aggregation Group or a Permissive Aggregation Group, for a specific Plan Year, that meets the definition in section
416(g)(2)(B) of the Code.

         Section 12.3. Effect of the Plan's Becoming Top-heavy. If, for any Plan Year commencing after 1983, the Plan becomes Top-heavy, the following provisions shall automatically become effective with respect only to each Member who is an Employee:

         (a) A Member who has completed at least 3 but less than 10 years of Credited Service and who has not attained age 65, shall (i) upon his termination of employment other than by death, be deemed to be a fully vested terminated Member entitled to a retirement benefit under the provisions of Article V,
Section 5.7(b), or (ii) upon his termination of employment by reason of death, be deemed to satisfy the eligibility requirements of Article V, Section 5.3(c), in which case his surviving spouse, if any, shall be entitled to a retirement benefit under the provisions of Article V, Section 5.3(c). Such Member's (or spouse's) retirement benefit shall be based on his accrued benefit under the Plan (including the effect, if any, of paragraph (b) below). If in a subsequent Plan Year the Plan is not Top-heavy this vesting schedule shall continue to apply with respect to

              (1) Members who have completed at least 5 years of Credited Service as of the end of the latest Plan Year in which the Plan was Top-heavy, and

              (2) the accrued benefit as of the end of the latest Plan Year in which the Plan was Top-heavy for all other
Members who have completed at least 3 years of Credited Service on such date.

         (b) The amount of accrued benefit under the Plan for a Member who is not a Key Employee shall not be less than 2% of average annual aggregate compensation (for the 5 consecutive Plan Years producing the highest such average) for each Year of Service but excluding years in excess of 10 and excluding years during which the Plan is not Top-heavy. In computing the average annual aggregate compensation, compensation for years beginning after the last year for which the Plan was Top-heavy shall be excluded. If there remain fewer than 5 years the average of such remaining years shall be used.

         (c) For both the calculation of the minimum described in (b) above and the determination of aggregate compensation, compensation in excess of the amount determined in accordance with section 416(d) of the Code shall be excluded with respect to any Plan Year in which the Plan is Top-heavy.

         (d) In applying the maximum benefit limitation set forth in Article X, Section 4(b)(3)(i), for a Plan Year in which the Plan is Top-heavy, the term 'one (1.00)' shall be substituted for the term 'one and one quarter (1.25)'. However, this substitution shall not result in a reduction in any Member's Accrued Benefit as of the end of the Plan Year immediately preceding the Plan Year in which the Plan became Top-heavy.

         Section 12.4.  Effect of Change in Pertinent
Legislation or Regulation. In the event that Congress should provide by statute, or the Internal Revenue Service should provide by regulation or ruling, that such limitations are no longer necessary for the Plan to meet the requirements of section 401(a) or other applicable provisions of the Code then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

                           ARTICLE XIII

                 TREASURY DEPARTMENT LIMITATIONS

         13.1   Early Termination:  The purpose of this Article
XVI is to conform the Plan to the requirements of section
401(a)(4) of the Code and related regulations.

         (a) The provisions of this Section 13.1 shall apply to "highly compensated employees" and "highly compensated former employees" within the meaning of section 414(q) of the Code; provided that in any one year the total number of such employees subject to the restrictions of this Section
    16.1 shall be limited to the group consisting of the twenty-five highly compensated employees and highly compensated former employees having the greatest compensation (the "Top
    Paid Group").

         (b) In the event of the termination of the Plan, the benefit of any highly compensated employee and any former highly compensated employee is limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

         (c) If (b) applies, then annual payments to any Member who is in the Top Paid Group shall be restricted to an amount equal to the payments that would be made on behalf of such Member under a single life annuity that is the Actuarial Equivalent of the Member's accrued benefit and the Member's other benefits, if any, under the Plan. However this foregoing restriction shall not apply if either (i) after taking into account payment to or on behalf of the Member of all benefits payable to or on behalf of that Member under the Plan, the value of Plan assets equal or exceeds 110 percent of the value of "current liabilities" as defined in section 412(i)(7) of the Code, (ii) the value of benefits payable to or on behalf of the Member under the Plan does not exceed one percent of the value of "current liabilities" (as defined in Section 412(l)(17) of the Code) before distribution or (iii) the value of the benefits payable to or on behalf of the Member under the Plan does not exceed $3,500.

         (d) In the event that it shall be determined by statute, court decision or ruling by the Internal Revenue Service or otherwise that the provisions of this Section
    16.1 are no longer necessary to qualify the Plan under the Code, this Section 13.1 shall thereupon be void without the necessity of further amendment of the Plan.

         (e) The Retirement Committee may adopt and implement on a uniform basis any administrative procedures authorized by the Internal Revenue Service, in regulations or other rulings and announcements, pursuant to which benefit payments otherwise restricted by this Section 13.1 can be paid into an escrow account or other acceptable secured deposit arrangement.

         (f) The provisions of this Section 13.1 shall be effective for Plan Years beginning on or after January 1, 1994. For Plan Years beginning prior to such date, the provisions of Section 16.1 of the prior Plan document (as amended and restated as of January 1, 1989) shall apply.

                              ARTICLE XIV

                     DIRECT ROLLOVER DISTRIBUTIONS

         14.1 Purpose and Limited Application of this Article:
The
purpose of this Article is to conform to section 401(a)(31) of the
Code. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         14.2 Definitions:

         (a) Eligible Rollover Distribution: An eligible rollover
    distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than
    annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies)
of
    the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section
401(a)(9)
    of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) Eligible Retirement Plan: An eligible retirement plan
    is an individual retirement account described in section
408(a)
    of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section
    403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

         (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section
    414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) Direct Rollover: A direct rollover is a payment by the
    Plan to an eligible retirement plan specified by the distributee.


         Under authority of the Board of Directors of the Company, the Plan is approved as of December 31, 1995.



                             ____________________________________
                                       David P. Verostko
                                   Vice President Corporate
                                        Human Resources